Exhibit 99.1

Press / Investor Contact:	Sales/Marketing Contact:

Bonnie Ortega	Sarah Dennison
Director, Investor/Public Relations	Director, Marketing and Sales
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1005
Email: InvestorRelations@cardiumthx.com	Email: SDennison@cardiumthx.com

CARDIUM ANNOUNCES U.S. MARKET INTRODUCTION OF EXCELLAGEN™

Company also Announces Smith Medical Partners as Logistics Partner for National Distribution of Excellagen™

SAN DIEGO, CA – March 30, 2012 – Cardium Therapeutics (NYSE Amex: CXM) today announced market introduction of its Excellagen™ professional-use, syringe-based wound care product for the management of diabetic foot ulcers, pressure ulcers and other dermal wounds.

Excellagen is a new, FDA-cleared highly-refined fibrillar collagen-based topical gel (2.6%) designed to support favorable wound care management. Excellagen’s unique high molecular weight bovine Type I collagen formulation is topically applied through easy-to-control, pre-filled, single use syringes. Excellagen is intended for physician use following surgical debridement procedures, and is engineered to support a favorable wound healing environment for non-healing lower extremity ulcers in diabetic patients. Excellagen’s viscosity optimized biocompatible gel formulation requires application at only one or two week intervals. It is recommended that Excellagen be applied following surgical debridement in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors.

Cardium’s market research indicates that physicians seek easy-to-use products to reduce preparation time and facilitate product application—and Excellagen’s unique, ready-to-use syringe-based collagen gel requires no thawing or mixing. Because of its specialized formulation, only a thin layer needs to be applied over the wound area, and one syringe containing 0.5 cc of Excellagen covers wounds up to 5cm2 in size using the supplied 24-gauge sterile, single-use flexible applicator tip. To learn more about new Excellagen and for product ordering information, please visit www.excellagen.com and view the informational YouTube video, Excellagen: A New Wound Care Pathway for Diabetic Foot Ulcers, at http://www.youtube.com/watch?v=D2GYCYc_8JE.

The Company also announced a logistics and cold chain services agreement with Smith Medical Partners, a subsidiary of H. D. Smith focused on specialty distribution of specialty, brand and generic pharmaceuticals, vaccines, injectables and medical/surgical materials. Smith Medical Partners provides practitioners with valuable product insights, information about patient assistant programs and can provide next-day delivery to all 50 states, allowing physicians and wound care clinics to receive Excellagen swiftly and reliably. Additional information about Smith Medical Partners can be found at http://www.smpspecialty.com/.

Initially, the Company’s marketing efforts will be centered on web-based marketing and supported by the new unilateral logistics capabilities of Smith Medical Partners. Cardium also plans to present and exhibit at medical trade shows, provide a website physician locator, build a network of key opinion leaders, create patient assistant programs and additional sales and marketing programs. The Company is currently exhibiting Excellagen at the APWCA 2012 Meeting in Orlando, Florida and will be exhibiting at the upcoming SAWC Symposium on Advanced Wound Care Meeting, April 19-22, 2012 in Atlanta, Georgia. Consistent with Cardium’s business strategy (similar to the business strategy for the Company’s InnerCool operating unit, which was sold to Philips Electronics), Cardium does not plan to establish an internal sales force, and following Excellagen’s initial market introduction, will look to strategic partners in the U.S., as well as internationally. In line with this strategy, in January 2012, the Company announced an agreement for the sale and distribution of Excellagen in South Korea, which represents the first of what the Company plans to be a series of marketing and distribution agreements with commercialization partners in the U.S. and other markets.

“We are pleased to announce the market introduction of Excellagen, which is an important milestone for the Company. Following initial market introduction, we look forward to advancing the commercialization of Excellagen in the U.S. and into international markets with strategic and distribution partners having access to podiatrists and other wound care specialists,” stated Christopher J. Reinhard, Chairman and CEO of Cardium Therapeutics. “We are also pleased to announce our logistics agreement with Smith Medical Partners, a subsidiary of H. D. Smith and one of the leading national specialty distributors with strong logistics and cold chain capabilities, to provide exceptional ordering and customer support, inventory control and shipping logistics.”

Based on Excellagen’s technology platform, Cardium plans to conduct post-clearance clinical studies to confirm findings from the formulated collagen Matrix clinical study, consider product line extensions, and pursue therapeutic claims for the treatment of non-healing diabetic foot and pressure ulcers, as well as other wounds. Cardium’s Excellagen fibrillar collagen topical gel also represents a new product platform that allows for the potential development of a portfolio of advanced wound care and therapeutic products. Cardium’s Gene Activated Matrix (GAM) technology represents one extension of Cardium’s FDA-cleared viscosity optimized, fibrillar collagen-based matrix for the localized topical delivery of agents that could include anti-infectives, antibiotics, peptides, proteins, small molecules, DNA, stem cells, differentiated cells and conditioned cell media.

About Cardium

Cardium is a health sciences and regenerative medicine company focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen topical gel for wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that we can successfully introduce Excellagen into wound care markets for the treatment of diabetic foot ulcers or other dermal wounds; that Excellagen will be approved for commercialization in Korea or other international markets and sufficiently reimbursed; that we can have Excellagen or our other products manufactured in a successful and cost-effective manner; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our exchange listing compliance can be maintained; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that that FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that new collaborative partners will be found; that additional product opportunities will be established; or that that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2012 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex™, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.